Exhibit 99.1

Planet Announces Redemption of Public Warrants

March 27, 2026

SAN FRANCISCO--(BUSINESS WIRE)-- Planet Labs PBC (NYSE: PL), a leading provider of daily data and insights about Earth, today announced that the Company will redeem all of its outstanding public warrants (the “Public Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), that were issued under the Warrant Agreement, dated March 4, 2021 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), as part of the units sold in the Company’s initial public offering (the “IPO”), for a redemption price of $0.01 per Public Warrant (the “Redemption Price”), that remain outstanding at 5:00 p.m. New York City time on April 27, 2026 (the “Redemption Date”).

Under the terms of the Warrant Agreement, the Company is entitled to redeem all of the outstanding Public Warrants if the last sales price of the Class A common stock is at least $18.00 per share on any twenty trading days within any thirty-day trading period ending on the third trading day prior to the date on which a notice of redemption is given. At the direction of the Company, the Warrant Agent has delivered a notice of redemption to each of the registered holders of the outstanding Public Warrants.

The Public Warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on the Redemption Date to purchase fully paid and non-assessable shares of Class A common stock underlying such warrants, at the exercise price of $11.50 per share. Any Public Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be delisted, void and no longer exercisable, and the holders will have no rights with respect to those Public Warrants, except to receive the Redemption Price (or as otherwise described in the redemption notice for holders who hold their Public Warrants in “street name”).

Questions concerning redemption and exercise of the Public Warrants can be directed to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attention: Compliance Department, telephone number (212) 509-4000.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of any of the Company’s securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Planet Labs PBC

Planet is a leading provider of global, daily satellite imagery and geospatial solutions. Planet is driven by a mission to image the world every day, and make change visible, accessible and actionable. Founded in 2010 by three NASA scientists, Planet designs, builds, and operates the largest Earth observation fleet of imaging satellites. Planet provides mission-critical data, advanced insights, and software solutions to customers comprising the world’s leading agriculture, forestry, intelligence, education and finance companies and government agencies, enabling users to simply and effectively derive unique value from satellite imagery. Planet is a public benefit corporation listed on the New York Stock Exchange as PL. To learn more visit www.planet.com and follow us on X, LinkedIn, or tune in to HBO’s ‘Wild Wild Space’.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” about Planet within the meaning of the securities laws. Forward-looking statements generally relate to future events or Planet’s future financial or operating performance. Such statements, which are not of historical fact, involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking statements. Such factors are detailed in Planet’s filings with the Securities and Exchange Commission. Planet does not undertake an obligation to update its forward-looking statements to reflect future events, except as required by applicable law.

Planet Press

Exhibit 99.1

Emily Lewis Benz
press@planet.com

Planet Investor Relations

Cleo Palmer-Poroner
ir@planet.com

Source: Planet

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